EXHIBIT 4

April 18, 2005

Board of Directors
XRG, Inc.
601 Cleveland Street
Suite 820
Clearwater, FL 33755

Gentlemen:

I hereby tender my resignation from XRG, Inc. as its President and Chief Executive Officer and as a member of its Board of Directors, effective April 18, 2005. Please note, as you are aware, the terms of my severance are still to be determined. I am offering my resignation on this date without those terms being agreed to, as I have been advised that this action will be in the best interest of all the shareholders.

Sincerely,

/s/ Kevin P. Brennan

Kevin P Brennan